EXHIBIT 99.3

CHEMICAL
FINANCIAL CORPORATION®

IMPORTANT SPECIAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on July 18, 2016.

Vote by Internet

- Go to **www.envisionreports.com/CHFCspc**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2, 3, 4 and 5.

	For	Against	Abstain
1. To approve the Agreement and Plan of Merger, dated as of January 25, 2016, by and between Talmer Bancorp, Inc. ("Talmer") and Chemical Financial Corporation ("Chemical"), under which Talmer will merge with and into Chemical (the "merger");	☐	☐	☐
2. To vote on a proposal to approve the issuance of shares of Chemical common stock, $1 par value per share, to shareholders of Talmer in connection with the merger;	☐	☐	☐
3. To vote on a proposal to approve an amendment to Chemical's Articles of Incorporation to increase the number of authorized shares of common stock from 60 million to 100 million;	☐	☐	☐
4. To cast a non-binding, advisory vote to approve the compensation that may be paid or become payable to Chemical's named executive officers that is based on or otherwise related to the merger; and	☐	☐	☐
5. To vote on a proposal to approve the adjournment of the Chemical special meeting for a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve proposals 1 through 3 listed above.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTION B OF THIS CARD.

1 U P X

02BPEE

YOUR VOTE IS IMPORTANT Regardless of whether you plan to attend the Special Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly voting your shares via Internet or telephone, or by returning your proxy in the enclosed envelope. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. + Proxy — Chemical Financial Corporation Special Meeting of Shareholders — July 19, 2016 This Proxy is Being Solicited on Behalf of the Board of Directors The undersigned hereby appoints Gary E. Anderson, James R. Fitterling and David B. Ramaker, jointly and severally, proxies, with full power of substitution, to vote all the shares of common stock of CHEMICAL FINANCIAL CORPORATION that the undersigned may be entitled to vote, held of record by the undersigned on June 8, 2016, at the special meeting of shareholders of Chemical Financial Corporation to be held at the Midland Country Club, 1120 W. St. Andrews, Midland, Michigan, on July 19, 2016, and at any adjournment of the meeting, on all matters that come before, and on all matters incident to the conduct of, the meeting and any and all adjournments of the meeting. If this proxy is properly executed and returned, your shares will be voted as specified. Where a choice is not specified, the proxies will vote the shares represented by this proxy FOR Proposals 1, 2, 3, 4 and 5, and in accordance with their discretion on any other matters that may come before or that are incident to the conduct of the meeting, including any vote to adjourn the meeting. (Items to be voted appear on reverse side.) C Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Special Meeting. IF VOTING BY MAIL, YOU MUST COMPLETE SECTION B OF THIS CARD. +